Exhibit 5.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

May 4, 2026

Aura Biosciences, Inc.

80 Guest Street

Boston, MA 02135

Re:	Securities Being Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of (i) a Registration Statement on Form S-3 (File No. 333-278253) (as amended or supplemented, the “Initial Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a Registration Statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act relating to the Initial Registration Statement (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”), relating to the offering by Aura Biosciences, Inc., a Delaware corporation (the “Company”), of up to $49,907,450 of (i) the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) and (iii) shares issuable upon the exercise of Pre-Funded Warrants (such shares, the “Warrant Shares” and, together with the Common Stock and Pre-Funded Warrants, the “Securities”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Delaware General Corporation Law and the law of New York.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the Pre-Funded Warrants, the warrant agreements, and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock then available for issuance under the Company’s certificate of incorporation as then in effect (the “Charter”).

Aura Biosciences, Inc.

May 4, 2026

For purposes of the opinions set forth below, we refer to the following as the “Future Approval and Issuance” of Securities:

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with respect to any of the Securities, (a) the approval by the Company of the amount, terms and issuance of such Securities (the “Approval”) and (b) the issuance of such Securities in accordance with the Approval upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock, is not less than the par value of such shares) to be paid in accordance with the Approval; and

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with respect to the Pre-Funded Warrants, (a) the approval, execution and delivery by the Company and any other parties thereto of any agreement under which the Pre-Funded Warrants are to be issued, and (b) the establishment of the terms of the Pre-Funded Warrants and the issuance of the Pre-Funded Warrants in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Approval and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon the Future Approval and Issuance of the Pre-Funded Warrants, such Pre-Funded Warrants will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the references to our firm under the caption “Legal Matters” in the Initial Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Aura Biosciences, Inc.

May 4, 2026

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP